Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7213
fax: 781 274 1270

www.syntapharma.com

Synta Reports Third Quarter 2015 Financial Results

Announces Reduction in Force, Appointment of Scott Morenstein to Board of Directors

LEXINGTON, Mass. — November 5, 2015 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today reported financial results for the third quarter ended September 30, 2015 and provided an update on its business strategy.

To align its resources with the Company’s operational needs going forward, Synta announced today that it is reducing its workforce by approximately 60% to 33 full time employees. The Company estimates annual savings of at least $8 million in compensation-related costs as a result of the restructuring. Cash payments in connection with the workforce reduction, comprised principally of severance, unused vacation payments, benefits continuation costs and outplacement services, will range from $2.5 million to $2.6 million. The Company expects the restructuring to be substantially completed, and the majority of the related cash payments to be paid, during the fourth quarter of 2015.

The Company also announced today the appointment of Scott Morenstein to its Board of Directors. Mr. Morenstein is a Managing Director at CAM Capital, a private investment company established by Bruce Kovner, a Director of Synta Pharmaceuticals, focused on investment, trading and business activities. Prior to joining CAM Capital, Mr. Morenstein was a Managing Director of Valence Life Sciences and Caxton Advantage Venture Partners, venture capital firms focused on late-stage investing in private and small cap public drug development companies. He was previously a healthcare investment banker and research analyst at Lehman Brothers and Seaview Securities. Mr. Morenstein received a B.A. from the University of Pennsylvania and an M.B.A. from Harvard Business School.

“We continue to evaluate our strategic options following the outcome of our Phase 3 GALAXY-2 trial of ganetespib in lung cancer,” said Chen Schor, President and Chief Executive Officer of Synta. “The difficult, but necessary decision to reduce our workforce is an important part of extending our cash runway as we evaluate these options, and we thank the many talented employees that will be leaving the Company for their service. We plan to continue to support key ongoing investigator-sponsored studies while we determine the appropriate path forward for ganetespib. We also look forward to continuing to develop our HDC pipeline.”

Third Quarter 2015 Financial Results

There were no revenues recognized in the third quarters of 2015 and 2014.

Research and development expenses were $14.4 million for the third quarter in 2015, compared to $16.2 million for the same period in 2014. General and administrative expenses were $3.0 million for the third quarter in 2015, compared to $3.2 million for the same period in 2014. The Company anticipates that costs under its ganetespib program will decrease significantly in 2016 following the termination of the GALAXY-2 trial and the subsequent restructuring in the fourth quarter of 2015.

The Company reported a net loss of $17.6 million, or $0.13 per basic and diluted share, in the third quarter of 2015, compared to a net loss of $20.0 million, or $0.19 per basic and diluted share, for the same period in 2014.

As of September 30, 2015, the Company had $88.3 million in cash, cash equivalents and marketable securities, compared to $97.7 million in cash, cash equivalents and marketable securities as of December 31, 2014.

More detailed financial information and analysis may be found in the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission (SEC) on November 5, 2015.

Guidance

The Company expects its cash resources of approximately $88.3 million as of September 30, 2015, along with lower operating expenses following the termination of the GALAXY-2 trial and the subsequent restructuring in the fourth quarter of 2015, will be sufficient to fund operations at least through the first half of 2017. This estimate assumes no additional funding from new partnership agreements, equity financings or further sales under the Company’s ATM facility. The timing and nature of certain activities contemplated for the remainder of 2015 and 2016 will be conducted subject to the availability of sufficient financial resources.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is an innovative, agile biopharmaceutical company focused on research, development and commercialization of novel oncology medicines that have the potential to change the lives of cancer patients. Synta’s oncology drug candidate, ganetespib, a novel heat shock protein 90 (Hsp90) inhibitor, is currently being evaluated in several investigator sponsored clinical trials including clinical trials in acute myeloid leukemia (AML), ovarian cancer, breast cancer, and other tumor types. Building on its extensive expertise in the science of Hsp90, Synta also has a novel proprietary Hsp90 inhibitor Drug Conjugate (HDC) small molecule drug development program. IND enabling studies have commenced for the lead candidate from the HDC program, STA-12-8666, and preclinical evaluation of additional HDC candidates is ongoing. For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements, including statements relating to the estimated savings the Company will receive as a result of the reduction in force and the expectation that Synta’s existing cash resources will be sufficient to fund operations at least through the first half of 2017, reflect Synta’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk

Factors” of our Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contacts:

Investors:

Synta Pharmaceuticals Corp.

Daniel Cole

781-541-7250

dcole@syntapharma.com

Argot Partners

Andrea Rabney

(212) 600-1494

andrea@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com

Synta Pharmaceuticals Corp.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Total revenues	$—	$—	$—	$—
Operating expenses:
Research and development	14,413	16,208	46,972	52,552
General and administrative	2,981	3,241	10,258	11,505
Total operating expenses	17,394	19,449	57,230	64,057
Loss from operations	(17,394)	(19,449)	(57,230)	(64,057)
Interest expense, net	(234)	(517)	(905)	(1,752)
Net loss	$(17,628)	$(19,966)	$(58,135)	$(65,809)

Basic and diluted net loss per common share	$(0.13)	$(0.19)	$(0.46)	$(0.69)
Basic and diluted weighted average number of common shares outstanding	135,971,551	105,774,949	125,648,990	95,160,945

Synta Pharmaceuticals Corp.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014

Assets
Cash, cash equivalents and marketable securities	$88,252	$97,690
Other current assets	1,975	1,656
Property, plant and equipment, net	561	1,024
Other non-current assets	226	305
Total assets	$91,014	$100,675

Liabilities and Equity
Current liabilities	$30,633	$30,889
Long-term liabilities	11	4,650
Stockholders’ equity	60,370	65,136
Total liabilities and Stockholders’ equity	$91,014	$100,675